________________________________________________________________________
Press Release
For Immediate release

_______________________________________________________________________
Invesco Ltd. Announces November 30, 2009
Assets Under Management

Investor Relations Contact Jordan Krugman           404-439-4605
Media Relations Contact Doug Kidd                        404-479-2922

Atlanta, December 8, 2009 --- Invesco Ltd. (NYSE: IVZ) today reported preliminary month-end assets under management of $418.8 billion.

	Ending Assets Under Management
(In billions)	November 30, 2009 (a)	October 31, 2009	September 30, 2009	August 31, 2009
Total AUM ex Institutional Money Market	$337.7	$331.6	$330.0	$320.2
Institutional Money Market (b)	$81.1	$82.6	$86.9	$93.1
Total	$418.8	$414.2	$416.9	$413.3

(a)	Preliminary – subject to adjustment.
(b)	Money Market assets include only institutional money market assets.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security.  By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

                                                                                                                                                                                            ________________________
                                                                                                                                                                                            Invesco Ltd.

                                                                                                                                                                                            Two Peachtree Pointe
                                                                                                                                                                                            1555 Peachtree Street, N.E.
                                                                                                                                                                                            Atlanta, GA  30309
                                                                                                                                                                                            Telephone +1 404 479 1095